Exhibit 10.7

LUCA TECHNOLOGIES INC.

FOURTH AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

Restatement Effective Date:             , 2011

Approved by the Stockholders on             , 2011

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ARTICLE XI RIGHTS OF PARTICIPANTS		21
11.1	Service	21
11.2	Transferability	21
11.3	No Plan Funding	22

ARTICLE XII GENERAL RESTRICTIONS		22
12.1	Investment Representations	22
12.2	Compliance with Securities Laws	22
12.3	Changes in Accounting Rules	22
12.4	Stockholder Agreements	23
12.5	Lock-Up Period	23

ARTICLE XIII PLAN AMENDMENT, MODIFICATION AND TERMINATION		23

ARTICLE XIV WITHHOLDING		23
14.1	Withholding Requirement	23
14.2	Withholding With Stock	24

ARTICLE XV REQUIREMENTS OF LAW		24
15.1	Requirements of Law	24
15.2	Federal Securities Law Requirements	24
15.3	Section 409A	24
15.4	Governing Law	25

ARTICLE XVI DURATION OF THE PLAN		25

ARTICLE XVII RECAPITALIZATION OR REORGANIZATION		25

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LUCA TECHNOLOGIES INC.

FOURTH AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Amendment and Restatement. The Luca Technologies Inc. 2007 Equity Incentive Plan (the “Original Plan”) for certain key employees of the Company (as hereinafter defined), certain consultants and advisors to the Company, and certain non-employee directors of the Company, was approved by the Board of Directors and stockholders of Luca Technologies Inc. on April 20, 2007. The Luca Technologies Inc. Amended and Restated 2007 Equity Incentive Plan (the “Amended and Restated Plan”), which amended and restated the Original Plan in its entirety, was approved by the Board of Directors and stockholders of Luca Technologies Inc. on September 10, 2007. The Luca Technologies Inc. Second Amended and Restated 2007 Equity Incentive Plan (the “Second Amended and Restated Plan”), which amended and restated the Amended and Restated Plan in its entirety, was approved by the Board of Directors and stockholders of Luca Technologies Inc. on December 1, 2008. The Second Amended and Restated Plan was further amended and restated in its entirety pursuant to the terms set forth in the Luca Technologies Inc. Third Amended and Restated 2007 Equity Incentive Plan. The Luca Technologies Inc. Third Amended and Restated 2007 Equity Incentive Plan is hereby amended and restated in its entirety pursuant to the terms set forth in the Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan (as further amended, restated, supplemented or otherwise modified from time to time, the “Plan”). The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, and other grants of stock-based and cash awards including, without limitation, stock appreciation rights, performance awards and restricted stock units to certain key employees of the Company, certain consultants and advisors to the Company, and certain non-employee directors of the Company as provided herein.

1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s stockholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, consultants, advisors and non-employee directors.

ARTICLE II

DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

(a) “Affiliated Corporation” means any corporation or other entity that is affiliated with Luca through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board; provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of Luca as

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defined in Section 424 of the Code and for the purposes of Non-Qualified Options or SARs, unless the Committee determines otherwise, Affiliated Corporation shall comply with the requirements of Code Section 409A so that the Non-Qualified Options and SARs will be for “service recipient” stock and will not be deemed deferred compensation subject to Code Section 409A.

(b) “Award” means an Option, a Restricted Stock Award, and other grants of stock-based awards and cash awards pursuant to Article IX.

(c) “Award Agreement” shall mean an Option Agreement, Restricted Stock Agreement or a written agreement evidencing any other Award under this Plan.

(d) “Board” means the Board of Directors of Luca Technologies Inc.

(e) “Change in Control” shall mean the following:

(i) Merger; Reorganization. Consummation of any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding (A) any consolidation or merger effected exclusively to change the domicile of the Company and (B) any transaction or series of transactions principally for bona fide equity financing purposes (including, but not limited to, the sale of securities pursuant to an effective registration statement filed with the Securities and Exchange Commission) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or

(ii) Other Transactions. A sale, lease or other disposition of all or substantially all of the assets of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(g) “Committee” means the Board, or if so delegated by the Board, a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act or Code Section 162(m).

(h) “Company” means Luca Technologies Inc. and the Affiliated Corporations.

(i) “Disabled” or “Disability” means, unless otherwise defined in the Award Agreement, disability and disabled as defined in Section 22(e)(3) of the Code.

(j) “Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) that is made pursuant to a state domestic relations law and that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant.

(k) “Eligible Consultants” means those consultants and advisors to the Company who are determined, by the Committee, to be individuals (i) whose services are important to the Company

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and who are eligible to receive Awards, other than Incentive Options, under the Plan, and (ii) who meet the conditions for eligibility under Rule 701 as promulgated by the SEC, as it may be amended from time to time, or such other exemptions from registration as may be applicable.

(l) “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, except with regards to Article X herein, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. The term “Eligible Employee” shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) except with regard to Article X herein, whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

(m) “Eligible Non-Employee Director” shall mean any person serving on the Board who is not on the date of an Award and has not been an employee of the Company at any time during the twelve (12) month period immediately preceding the date of the Award.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(o) “Exercise Period” means the period of time, determined by the Committee, during which an Option or other Award may be exercised by the Participant.

(p) “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not so traded or reported, the Fair Market Value of a Share shall be determined by the Committee acting in good faith, and if applicable for an Award, in accordance with Code Section 409A and Code Sections 422 and 424.

(q) “Forfeiture Restrictions” shall have the meaning given to that term in Section 8.2 hereof.

(r) “Incentive Option” means an Option designated as such in the Option Agreement and that is intended to satisfy the requirements of Section 422 of the Code.

(s) “Involuntary Termination” shall mean, unless explicitly provided otherwise in an Award Agreement, the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Company or the Successor for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Company or the Successor which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) (i) a reduction of 10% or more

Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan	3

of his or her base salary or (ii) a material reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

(t) “Luca” means Luca Technologies Inc., a Delaware corporation.

(u) “Misconduct” shall mean, unless explicitly provided otherwise in an Award Agreement, the commission of any act of fraud, embezzlement or dishonesty by the Participant, any material unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or the Successor, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or the Successor) in a material manner. The foregoing definition (or any other definition of Misconduct included in an Award Agreement) shall not in any way preclude or restrict the right of the Company (or the Successor) to discharge or dismiss the Participant from the Service of the Company (or the Successor) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(v) “Non-Qualified Option” means any Option other than an Incentive Option.

(w) “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(x) “Option Agreement” shall have the meaning given to that term in Section 7.2 hereof.

(y) “Option Holder” means a Participant who has been granted one or more Options under the Plan.

(z) “Option Price” shall have the meaning given to that term in Section 7.2(b) hereof.

(aa) “Participant” means an Eligible Employee, Eligible Consultant, or Eligible Non-Employee Director designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

(bb) “Performance Award” means an opportunity for a Participant to earn additional compensation if certain Performance Measures or other criteria are met, as described in Article IX of the Plan.

(cc) “Performance Measure” means any performance objective established by the Committee in its sole discretion, including, but not limited to, one or more of the following:

(i) the price of a share of Stock;

(ii) the Company’s earnings per share;

(iii) the safety performance of the Company or of any business unit of the Company designated by the Committee;

Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan	4

(iv) the Company’s regulatory compliance performance or of any business unit of the Company designated by the Committee;

(v) the total stockholders’ return achieved by the Company;

(vi) the return on assets or investments;

(vii) debt to equity ratio;

(viii) the Company’s market share;

(ix) the market share of a business unit or financial reporting segment of the Company designated by the Committee;

(x) the Company’s sales;

(xi) the sales of a business unit or assets of the Company designated by the Committee;

(xii) the net income (before or after taxes) of the Company, any business unit or financial reporting segment of the Company designated by the Committee;

(xiii) the employee hiring or retention performance of the Company or any business unit designated by the Committee;

(xiv) the cash flow return on investment, cash value added, and/or working cash flow of the Company, any business unit or financial reporting segment of the Company designated by the Committee;

(xv) the earnings before or after interest, leasing expense, taxes, depreciation, distributions on mandatorily redeemable preferred stock, and/or amortization of the Company, any business unit or financial reporting segment of the Company designated by the Committee;

(xvi) the economic or market value added;

(xvii) the return on stockholders’ equity achieved by the Company;

(xviii) the return on capital employed of the Company or any business unit or financial reporting segment of the Company designated by the Committee; or

(xix) levels of operating expense, maintenance expense or measures of customer satisfaction and service.

A Performance Measure may be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, for specified significant items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company division, department or financial reporting segment thereof.

(dd) “Repurchase Rights” shall have the meaning given to that term in Section 7.2(c) hereof.

Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan	5

(ee) “Restatement Effective Date” means the date this Fourth Amended and Restated 2007 Equity Incentive Plan was approved and adopted by the Board,             , 2011.

(ff) “Restricted Stock Agreement” shall have the meaning given to that term in Section 8.1 hereof.

(gg) “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Article.

(hh) “Restricted Stock Unit” means a promise to deliver a share of Stock, or the Fair Market Value of such share in cash, in the future if certain criteria are met, as described in Article IX of the Plan.

(ii) “SAR” means a Stock Appreciation Right granted pursuant to Article IX.

(jj) “SEC” means the Securities and Exchange Commission of the United States.

(kk) “Section 16” shall have the meaning given to that term in Section 14.2 hereof.

(ll) “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(mm) “Service” shall mean the provision of continuous services to the Company (or the Successor) by a person in the capacity of an Employee, a non-employee member of the Board, or a consultant or advisor, except to the extent otherwise specifically provided in the documents evidencing the Award.

(nn) “Share” means one whole share of Stock.

(oo) “Stock” means the $0.001 par value common stock of Luca.

(pp) “Successor” shall have the meaning given to that term in Section 5.1(a) hereof.

(qq) “Tax Date” shall have the meaning given to that term in Section 14.2 hereof.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to, and establish such other

Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan	6

terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable, and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants and Eligible Non-Employee Directors shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2 Delegation by Committee. Subject to applicable law, regulations or any exchange requirements, the Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee or Eligible Consultant or Eligible Non-Employee Director who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee and may not be delegated if it is required by Code Section 162(m) but only to the extent Code Section 162(m) would require it to meet the performance-based exception and there is not otherwise an applicable exception under Code Section 162(m) such as the transition period following an initial public offering in Treasury Regulation 1.162-27(f)(1).

3.3 Contractual Limitations. The Committee shall in exercising its discretion under the Plan comply with all contractual obligations of the Company in effect from time to time, whether contained in the Company’s Certificate of Incorporation, bylaws, or other binding contract.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 4,000,000 Shares. Any Shares with respect to Options or other Awards that are cancelled, expired, forfeited, settled in cash, withheld for taxes or the purchase price or otherwise terminated without issuing the underlying shares of Stock to the Participant, shall remain available for future grant under the Plan, and if issued but unvested shares of Restricted Stock

Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan	7

are forfeited or withheld for the purchase price or taxes, such shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. Subject to adjustment as provided in Article IV, to the extent permitted under Section 422 of the Code, the maximum number of Shares that may be issued under Incentive Options is 4,000,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. The maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan.

4.2 Individual Limits on Awards. Subject to adjustment as provided in Section 4.3, and only to the extent required to meet the performance-based exception requirements of Code Section 162(m) and further provided that there is not an exception to the performance-based requirements of Code Section 162(m) such as the transition period following an initial public offering as provided in Treasury Regulation 162-27(f)(1), the maximum number of shares of Stock that may be issuable under Awards granted to any one individual during any twelve month period shall not exceed 750,000 shares of Stock (subject to adjustment in the manner as provided in this Article IV), and the maximum amount of cash compensation that may be paid under Awards intended to qualify for the performance-based compensation exception under Section 162(m) of the Code granted to any one individual during any twelve month period may not exceed $10 million. The limitations set forth in this Article IV are intended to permit certain Awards under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code and only apply to the extent that the transition period in Treasury Regulation 1.162m-27(f)(1) is not applicable for an Award.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, exercise price, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person pursuant to Section 4.2, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan. Subject to the following sentence, any fractional share resulting from such adjustment shall be rounded up to the next whole share. Such proportionate adjustments will be made for purposes of making sure that to the extent possible, the fair value of

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the Awards after the subdivision, consolidation or dividend is equal to the fair value before the change and shall be made in accordance with Code Sections 422, 424 and 409 to the extent applicable.

4.4 Other Distributions and Changes in the Stock. If:

(a) The Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding (i) cash or (ii) distributions referred to in Section 4.3), or

(b) The Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

(c) There shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a) or (b) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price, or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted.

4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional Share under any Option, SAR or other Award or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option, SAR and other Award shall be limited by deleting any fractional Share. In the case of any substitution or adjustment with regards to an Option or SAR, the aggregate Option Price or exercise price of a SAR for the total number of Shares then subject to an Option or SAR shall remain unchanged but the Option Price per Share under each such Option or SAR shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option or SAR may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment. All adjustments or substitutions shall be made in accordance with Code Sections 422, 424 and 409A to the extent applicable to an Award.

4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1 Default Provisions. Unless explicitly provided otherwise in an Award Agreement, and subject to Section 5.3 below:

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(a) The Shares subject to each Option or SAR outstanding under the Plan at the time of a Change in Control shall automatically vest in full so that each such Option or SAR shall, immediately prior to the Change in Control, become exercisable for all of the Shares at the time subject to that Option or SAR and may be exercised for any or all of those Shares as fully-vested Shares of Stock. However, the Shares subject to an outstanding Option or SAR shall not vest in full on such an accelerated basis if and to the extent: (i) such Option or SAR is assumed by the successor corporation (or a parent thereof) (the “Successor”) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and any repurchase rights of the Company with respect to the unvested Shares subject to such Option or SAR are concurrently assigned to such Successor or otherwise continued in effect, or (ii) such Option or SAR is to be replaced with a cash incentive program of the Company or any Successor which preserves the spread between the Option or SAR Price and the Fair Market Value of the unvested Shares subject to such Option or SAR at the time of the closing of the Change in Control and provides for subsequent payout of that spread in accordance with the vesting schedule applicable to those unvested Shares, or (iii) the acceleration of such Option or SAR is subject to other limitations imposed by the Committee at the time of the Option or SAR grant.

(b) All outstanding Repurchase Rights with respect to unvested Shares purchased pursuant to any Option or SAR shall also automatically terminate, and the Shares subject to those terminated rights shall immediately vest in full, immediately prior to the Change in Control, except to the extent: (i) any of the Repurchase Rights are assigned to the Successor or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the Repurchase Right is issued.

(c) All outstanding Forfeiture Restrictions with respect to Restricted Stock Awards shall also automatically terminate, and the Shares of Stock subject to those terminated Forfeiture Restrictions shall immediately vest in full, immediately prior to the Change in Control, except to the extent: (i) the Forfeiture Restrictions are maintained by the Successor and continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the Restricted Stock Award is issued.

(d) Immediately following the consummation of the Change in Control, all outstanding Options or SARs shall terminate and cease to be outstanding, except to the extent assumed by the Successor or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

5.2 Assumption or Substitution of Options. To the extent any Option or SAR is assumed in connection with a Change in Control or otherwise continued in effect, such Option or SAR shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control, had the Option or SAR been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Option or SAR following the consummation of such Change in Control and (ii) the exercise price payable per share under each outstanding Option or SAR, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Stock receive cash consideration for their Stock in consummation of the Change in Control, the Successor may, in connection with the assumption of the outstanding Options and SARs under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Share of Stock in such Change in Control. Any

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adjustment for assumption or substitution shall be in accordance with Code Sections 422, 424 and 409A to the extent applicable.

5.3 Provisions Applicable at the Discretion of the Committee.

(a) Notwithstanding anything herein to the contrary, the Committee shall have the discretion, exercisable either at the time an Award is granted or issued or at any time while the Award remains outstanding, to structure the Award so that it shall automatically accelerate and vest in full upon the occurrence of a Change in Control (and any Forfeiture Restrictions or Repurchase Rights of the Company with respect to unvested Shares received pursuant to the Award shall immediately terminate), whether or not the Award is to be assumed in the Change in Control or the Forfeiture Restrictions or Repurchase Rights of the Company would otherwise continue in effect pursuant to the Change in Control.

(b) The Committee shall also have full power and authority, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to structure such Award so that all or a portion of the Shares subject to such Award will automatically vest on an accelerated basis should the Participant’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following any Change in Control in which the Award is assumed or otherwise continued in effect and the Repurchase Rights applicable to the Shares subject to such Award do not otherwise terminate. Any Award so accelerated shall remain exercisable for the fully-vested Shares subject to such Award until the expiration or sooner termination of the Exercise Period. In addition, the Committee may provide that one or more of the Company’s outstanding Repurchase Rights with respect to Shares held by the Participant at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the Shares subject to those terminated rights shall accordingly vest at that time.

(c) The Committee shall also have full power and authority, exercisable either at the time the Restricted Stock Award is issued or at any time while the Restricted Stock Award remains outstanding, to provide that all or a portion of the Forfeiture Restrictions with respect to such Restricted Stock Award shall automatically terminate on an accelerated basis, and the Shares subject to those terminated Forfeiture Restrictions shall immediately vest, in the event the Participant’s Service should terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following any Change in Control in which those Forfeiture Restrictions are assigned to the Successor or otherwise continued in full force and effect.

(d) The Committee shall also have full power and authority, exercisable at the time an Option or SAR is granted or at any time while an Option or SAR remains outstanding, to provide that the Option or SAR shall be deemed automatically exercised on a net basis immediately prior to a Change in Control if (i) the Option Price (or exercise price for a SAR) is less than the then-current Fair Market Value per Share, and (ii) the Shares subject to the Option or SAR are vested (including vesting by reason of the Change in Control). Upon such net exercise, the Option Holder shall be entitled to a number of Shares computed using the following formula:

X =	Y (A–B)
A

Where:	X =	the number of Shares to be issued to the Option Holder;

	Y =	the number of Shares purchasable under the Option or SAR immediately prior to the Change in Control;

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A =	the then-current Fair Market Value of one Share of Stock; and

B =	the per-Share Option Price of the Option (or the per-Share exercise price for a SAR).

In no event shall the Committee be required to issue any fractional Shares.

(e) The Committee shall also have full power and authority, exercisable at the time an Option or SAR is granted or at any time while an Option or SAR remains outstanding, to provide that the Option or SAR, if outstanding immediately prior to a Change in Control and then having an Option Price or SAR exercise price less than the current Fair Market Value per Share, shall be automatically cancelled at such time in exchange for a cash payment equal to the product of (i) the number of vested Shares then subject to the Option or SAR (including Shares that become vested as a result of the Change in Control) multiplied by (ii) the excess of the (x) Fair Market Value of a Share on the date of the Change in Control over (y) the Option Price or SAR exercise price.

(f) In addition, the Committee, acting in its sole discretion without the consent or approval of any Participant, may affect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant: (i) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options, stock-settled Restricted Stock Units and stock-settled SARs held by such Participants as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each such Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (g) below (the “Change in Control Value”) of the shares subject to such Awards over the exercise price(s), if any, under such Awards for such shares, or (ii) provide that the number and class of shares of Stock covered by such Awards shall be adjusted so that such Awards shall thereafter cover securities of the Successor or other property (including, without limitation, cash) as determined by the Committee in its sole discretion. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type. Notwithstanding any other provision in this Article V, the Committee shall have full power and authority, exercisable at the time an Award is granted or at any time while the Award remains outstanding, to provide for or take any other Change in Control related action with respect to an Award as the Committee deems appropriate, and to the extent applicable, in accordance with the Code Sections 162(m) and 409A.

(g) For the purposes of clause (i) in Subparagraph (f) above, the “Change in Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (iii) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Awards being surrendered are exercisable or payable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(h) With respect to any vested and unvested Options and SARs for which the Option Price or exercise price is greater than the Fair Market Value for such Shares immediately prior to a Change in Control, the Committee in its discretion may cancel such Awards in their entirety without the Participant’s consent and without paying any consideration therefore.

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ARTICLE VI

PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those consultants and advisors to the Company who are performing services important to the operation and growth of the Company. All Eligible Non-Employee Directors selected by the Board may participate in the Plan. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and Eligible Non-Employee Directors. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(b) Price. The price at which each Share covered by an Option may be purchased (the “Option Price”) shall be determined in each case by the Committee and set forth in the Option

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Agreement, but in no event shall the Option Price be less than 100 percent of the Fair Market Value of one Share of Stock on the date the Option is granted.

(c) Duration of Options; Vesting. Each Option Agreement shall state the Exercise Period applicable to the Option, which must end, in all cases, not more than ten years from the date the Option is granted. Each Option Holder shall become vested in the Shares underlying the Option in such installments and over such period or periods of time, if any, or upon such events, as are determined by the Committee in its discretion and set forth in the Option Agreement.

The Option shall generally become exercisable, in whole or in part, at the same time or times as the Shares underlying the Option vest; provided, however, that the Committee may grant Options that are immediately exercisable in whole or in part. Any unvested Shares received by the Option Holder upon early exercise of the Option in accordance with the preceding sentence shall be subject to the Company’s right of repurchase, as follows.

Should the Option Holder cease Service while holding unvested shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the Option Price (the “Repurchase Rights”). The Company shall be entitled to exercise its right to repurchase such unvested Shares by written notice to the Option Holder sent within ninety (90) days after the time of Option Holder’s cessation of Service, or (if later) during the ninety (90)-day period following the execution date of any written stock purchase agreement executed by the Company and the Option Holder. The notice shall indicate the number of unvested Shares to be repurchased, the repurchase price to be paid per Share (which shall be a price per Share equal to the Option Price), and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice.

(d) Termination of Service, Death, Disability, Misconduct and Other. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s Service. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s Service. If the Committee does not otherwise specify, the following shall apply:

(i) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of Service on account of Disability (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Option Holder’s termination of Service because of Disability.

(ii) If the Option Holder dies during the Exercise Period while still in Service of the Company or within the one-year period referred to in (i) above or the three-month period referred to in (iii) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Option Holder’s death.

(iii) If the Service of the Option Holder is terminated by either the Company or the Option Holder within the Exercise Period for any reason other than Misconduct, Disability or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Exercise Period), but not thereafter.

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In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of termination of Service.

(iv) If the Service of the Option Holder is terminated by the Company within the Exercise Period for Misconduct, the Option shall automatically terminate and thereafter be void for all purposes (without limitation of the foregoing, the Option shall no longer be exercisable for any Shares, whether vested or unvested, immediately upon and after such termination).

(e) No Employment Right. Nothing in this Plan shall limit or impair the Company’s right to terminate the employment of any employee or to terminate the consulting services of any consultant or advisor.

(f) Exercise and Payments.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. The Option shall be exercised when the Option Price for the number of Shares as to which the Option is exercised is paid to the Company in full and any withholding obligations are satisfied. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefore. If Options on less than all Shares evidenced by an Option Agreement are exercised, the Company shall deliver a new Option Agreement evidencing the Option on the remaining Shares upon delivery of the Option Agreement for the Option being exercised.

(ii) The Option Price shall be paid by any of the following methods, or any combination of the following methods, at the election of the Option Holder, or by any other method approved by the Committee:

(A) in cash or by wire transfer of immediately available funds;

(B) by certified check, cashier’s check, or other check acceptable to the Company, payable to the order of the Company;

(C) if expressly permitted by a resolution of the Committee applicable to the Option at the time of exercise (whether such resolution is applicable solely to the Option being exercised or is generally applicable to some or all Options outstanding under the Plan), by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Shares, unless such Shares have been held by the Option Holder for such period of time as the Committee determines, if any; for purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Shares used as payment of the Option Price; or

(D) if expressly permitted by the Committee, in its sole discretion, by delivery to the Company of irrevocable instructions directing the Company to withhold from the purchased Shares a number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price of the purchased Shares.

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(g) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee, or the date all corporate action for the grant is completed, if later.

(h) Withholding.

(i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable country and state income tax laws, including payment of such taxes through delivery of Shares of Stock or by withholding Shares to be issued under the Option, as provided in Article XIV.

(ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

7.3 Restrictions on Incentive Options.

(a) $100,000 Per Year Limitation. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the above limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Option shall thereafter be exercisable as a Non-Qualified Option.

(b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Exercise Period for any such Option shall not exceed five years.

7.4 Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until and unless the Option Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as provided in Article IV.

7.5 Service Recipient Stock. Non-Qualified Options that are intended to be excluded from the deferred compensation requirements of Code Section 409A may only be granted for service recipient common stock within the meaning of Code Section 409A, as determined by the Committee.

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ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee. Each Restricted Stock Award granted under the Plan shall be evidenced by a written restricted stock agreement (a “Restricted Stock Agreement”). The Restricted Stock Agreement shall incorporate and conform to the conditions set forth in this Article VIII as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

8.2 Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him or her under Section 8.1 shall be subject to such restrictions, including, but not limited to, his or her continuous Service for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award (the restrictions established by the Committee under this Section shall be known as the “Forfeiture Restrictions”). The Committee may in its sole discretion provide for different Forfeiture Restrictions with respect to different Participants, to different Restricted Stock Awards, or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant (except as otherwise provided in the Restricted Stock Agreement), all Forfeiture Restrictions then held by him or her shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of Service completed at the time of termination of Service from the grant of each Award to the total number of months of Service required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. If a Participant’s Service terminates for any other reason, any Shares as to which the Forfeiture Restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to the Company.

8.3 Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Stock (in accordance with its terms) received by him as a Restricted Stock Award under this Article VIII, subject to any Forfeiture Restrictions; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2 and Article XII.

8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

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(b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third-party while the restrictions remain in effect.

ARTICLE IX

OTHER GRANTS

From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire Shares or receive cash based Awards, whether by purchase, outright grant, or otherwise. Any arrangement shall be subject to the general provisions of this Plan and all Shares issued pursuant to such arrangements shall be issued under this Plan. Such Awards may include but shall not be limited to SARs, Performance Awards and other stock-based awards, such as Restricted Stock Units, and cash awards.

9.1 SARs

(a) Restrictions to be Established by the Committee. SARs shall be subject to a restriction on disposition by the Participant and an obligation of the Participant to forfeit the SARs under certain circumstances, and any other restrictions determined by the Committee in its sole discretion on the date of grant; provided, however, that such restrictions shall lapse upon:

(i) the attainment of one or more Performance Measures;

(ii) the Participant’s continued employment with the Company or continued service as an Eligible Non-Employee Director or Eligible Consultant for a specified period of time;

(iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

(iv) a combination of any of the foregoing.

Each Award of a SAR may have different restrictions as established in the sole discretion of the Committee.

(b) Other Terms and Conditions. At the time of grant, the Committee shall determine the vesting terms, Performance Measures, if any, and at the time of grant, the Committee may, in its sole discretion, establish additional terms, conditions or restrictions relating to the SARs. Such terms, conditions or restrictions shall be set forth in the Award Agreement delivered in conjunction with the Award.

(c) Exercise Price and Payment. Subject to adjustment as provided in Article IV, the exercise price of the SARs shall not be less than the Fair Market Value of the shares of Stock underlying the SARs on the date of grant. Upon the lapse of the restrictions described in the Award Agreement, the Participant shall be entitled to exercise his or her SARs at any time up until the end of the Exercise Period specified in the Award Agreement. The SARs, or portion thereof, shall only be exercised and any applicable taxes withheld, in accordance with such procedures as are established or approved by the Committee. Upon exercise of the SAR, the Participant shall be entitled to receive payment in an amount equal to: (i) the difference between the Fair Market Value of the underlying shares of Stock subject to the SARs on the date of exercise and the exercise price; times (ii) the number of shares of Stock with respect to which the SARs are exercised. Payment shall be made in the form of shares of Stock or cash, or a combination thereof, as determined by the Committee. Cash shall be paid in a lump sum

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payment and shall be based on the Fair Market Value of the underlying Stock on the exercise date. The exercise price shall be payable by the Participant in cash; provided, however, that the Committee in its sole discretion may allow the Participant to pay the exercise price by the withholding shares of Stock otherwise issuable upon exercise or with shares of Stock previously owned by the Participant or any combination of any of the foregoing. All payments shall be subject to taxes and the applicable tax withholding requirements.

(d) Committee’s Discretion to Accelerate Vesting of SARs. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant’s SARs and, upon such vesting, all restrictions applicable to such SARs shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among Participants and may vary among the SARs held by any Participant.

(e) Award Agreement. SARs shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan and under such terms as the Committee from time to time shall establish. The terms and provisions of the respective Award Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

(f) Service Recipient Stock. SARs that are intended to be excluded from the deferred compensation requirements of Code Section 409A may only be granted if the SAR would be for “service recipient” common stock within the meaning of Code Section 409A, as determined by the Committee.

(g) Stockholder Privileges. No Participant granted a SAR shall have any rights as a stockholder with respect to any shares covered by the SAR until and unless the Participant becomes the holder of record of such Shares and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Shares, except as provided in Article IV.

9.2 Performance Awards and Other Stock-based Awards

(a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the maximum value of the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(b) Performance Measures and Other Criteria. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company, or a division or department of the Company Corporation, during the performance period. With respect to Performance Awards intended to qualify as performance-based compensation under Section 162(m) of the Code and no other exception applies such as the transition period in Treasury Regulation 1.162-27(f)(1), the Committee shall establish the Performance Measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed and shall comply with the requirements of Code Section 162(m). The Committee shall provide that the vesting of the Performance Award will be based upon the Participant’s continued employment with the Company or continued service as a Director or Eligible Consultant for a specified period of time and

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(i) the attainment of one or more Performance Measures, or a combination thereof;

(ii) the occurrence of any event or the satisfaction of any other criteria or condition specified by the Committee in its sole discretion; or

(iii) a combination of any of the foregoing.

The Committee, in its sole discretion, may also provide for an adjustable Performance Award value-based upon the level of achievement of Performance Measures.

(c) Award Criteria or Modification or Adjustments. In determining the value of a Performance Award, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, total annual compensation and such other considerations as it deems appropriate. The Committee, in its sole discretion, may modify or provide for a reduction in the value of a Participant’s Performance Award during the performance period; provided, however, with respect to Awards that are specified as to meet the performance-based exemption in Code Section 162(m), the Committee may only modify or adjust such Awards in accordance with Code Section 162(m) for which the transition period in Treasury Regulation 1.162-27(f)(1) has expired. Notwithstanding the preceding provisions of this paragraph, the Committee may not take any action described in this Subparagraph with respect to Awards designed to meet the exception for performance-based compensation under Section 162(m) of the Code; provided, however, this prohibition shall not apply to an acceleration of vesting or payments pursuant to a Change in Control or due to death or Disability of the Participant or as otherwise permitted under Code Section 162(m).

(d) Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment as soon as practicable of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Stock, Options or other equity compensation, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed in the Award Agreement. If a Performance Award covering shares of Stock is to be paid in cash, such payment shall be based on the Fair Market Value of a share of Stock on the payment date. Unless otherwise provided in the Award Agreement, payment shall be made no later than 2 1/2 months following the end of the year in which the Performance Award vests, unless payment is to be made in installments, in which case such installments shall comply with the rules under Section 409A of the Code, if applicable.

(e) Award Agreement. Each Performance Award shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan and under such terms as the Committee from time to time shall establish. The terms and provisions of the respective Award Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

9.3 Other Stock-Based Awards or Cash Award. The Committee may also grant to Participants any other stock-based Awards or cash Awards, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock as is deemed by the Committee to be consistent with the purposes of the Plan and shall be payable in cash or Stock as determined by the Committee in the Award Agreement. Subject to the terms of the Plan, including the Performance Measures, if any,

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applicable to such Award, the Committee shall determine the terms and conditions of any such other stock-based or cash Award including, without limitation, vesting provisions as provided in the Award Agreement. Notwithstanding any other provision of the Plan to the contrary, any other stock-based or cash Awards shall contain terms, as determined by the Committee in its sole discretion, that (i) are designed to be excluded from the deferred compensation requirements of Code Section 409A or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to such Award. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant’s other stock-based or cash Awards and, upon such vesting, all restrictions applicable to such other stock-based or cash Awards shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among Participants and may vary among the other stock-based or cash Awards held by any Participant. Notwithstanding the preceding provisions of this paragraph, the Committee may not take any action described in this Subparagraph with respect to other stock-based or cash Awards if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code; provided, however, this prohibition shall not apply to an acceleration pursuant to a Change in Control or due to death or Disability of the Participant or as otherwise permitted under Code Section 162(m).

ARTICLE X

INTERNATIONAL PARTICIPANTS

The Committee shall have the authority to adopt such procedures and sub-plans and grant Awards on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to participate who reside or work outside of the United States, or otherwise to conform the terms or operation of the Plan to applicable requirements or practices of jurisdictions outside of the United States. Notwithstanding anything in this Plan to the contrary, with respect to Participants holding one or more Awards under the Plan who reside or work outside the United States and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion and without the consent of the Participants, amend the terms of the Plan (and any grant procedures or sub-plans, as applicable) or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for the Participants or the Company. Awards granted or amended pursuant to the provisions of this Article may contain terms and conditions that differ from the terms of such Awards otherwise provided elsewhere in the Plan.

ARTICLE XI

RIGHTS OF PARTICIPANTS

11.1 Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at that time.

11.2 Transferability.

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(a) General Rule: No Lifetime Transfers. An Award shall not be transferable by the Participant except (i) by will or pursuant to the laws of descent and distribution or (ii) except with respect to any Award other than an Incentive Option, to the Participant’s former spouse, pursuant to a Domestic Relations Order. Except as otherwise provided by the terms of a Domestic Relations Order, an Option or SAR shall be exercisable during the Participant’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Participant’s guardian or legal representative shall have all of the rights of the Participant under this Plan.

(b) No Assignment. No right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above. In the event the Award is assigned or transferred in any manner contrary to terms of this Plan, then all Awards transferred or assigned shall immediately terminate.

11.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE XII

GENERAL RESTRICTIONS

12.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, or other Award, is granted, as a condition of exercising such Option, receiving such Restricted Stock Award, or such other Award to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

12.2 Compliance with Securities Laws. Each Option, Restricted Stock Award grant, or other Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award, or other Award grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award or other Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

12.3 Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the

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Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards, and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

12.4 Stockholder Agreements. If the Company has one or more stockholder agreements in effect at the time of grant or exercise of an Award under the Plan, then the Committee shall, if the Company is contractually obligated to, and may, in its discretion, condition the grant or exercise (as applicable) of any such Award upon execution by the Participant of such stockholder agreement(s), such that the Participant shall become a party to such stockholder agreements(s) concurrently with such grant or exercise (as applicable) of any such Award.

12.5 Lock-Up Period. The Award Agreement (or any stock purchase or other agreement executed by the Company and Participant at the time of exercise of the Award) may, as determined by the Committee in its sole discretion, include a provision requiring that, if requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant shall not directly or indirectly sell, offer to sell, contract to sell, pledge, transfer or otherwise dispose of, make any short sale of, grant any option for the purchase or sale of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Stock (or other securities) of the Company held by such Participant (other than those included for sale in the registration) for a period specified by the representative of the underwriters of Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act. If requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant would be required to enter into an agreement regarding his or her compliance with this requirement that will survive the term of the Award Agreement.

ARTICLE XIII

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may also at any time terminate the Plan, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders, if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

Except as otherwise provided herein, no amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, or other Awards.

ARTICLE XIV

WITHHOLDING

14.1 Withholding Requirement. The Company’s obligations to deliver shares of Stock upon the exercise of any Option or SAR, the vesting of any Restricted Stock Award, the grant of

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Stock or pursuant to another Award shall be subject to the Participant’s satisfaction of all applicable federal, state, local and foreign income and other tax withholding requirements.

14.2 Withholding With Stock. At the time the Committee grants an Option, Restricted Stock Award, other Award, or Stock or at any time thereafter, it may, in its sole discretion, allow the tax withholding requirements to be met by (a) having the Company withhold from Shares otherwise issuable to the Participant Shares of Stock having a value equal to the amount required to be withheld or such lesser amount; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) allowing a Participant to transfer to the Company a number of Shares of Stock that were acquired by the Participant for such period of time, if any, as the Committee determines and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. The value of Shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). In addition, if the Participant is an officer or director of the Company within the meaning of, and subject to, Section 16 of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XV

REQUIREMENTS OF LAW

15.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

15.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of, and subject to, Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

15.3 Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan shall comply with the requirements imposed by Section 409A of the Code to the maximum extent possible. If any Plan provision or Award would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.

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15.4 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XVI

DURATION OF THE PLAN

Unless sooner terminated by the Board, the Plan shall terminate at the close of business on the day immediately following the tenth anniversary of the Restatement Effective Date and no Award shall be granted, or offer to purchase Stock made, after such termination. Awards outstanding at the time of the Plan termination may continue to be exercised, repurchased, or become free of restrictions, or paid, in accordance with their terms.

ARTICLE XVII

RECAPITALIZATION OR REORGANIZATION

The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliated Corporation’s capital structure or its business, any merger or consolidation of the Company or any Affiliated Corporation, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliated Corporation or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

[SIGNATURES ON FOLLOWING PAGE]

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Dated as of the Restatement Effective Date:

LUCA TECHNOLOGIES INC., a Delaware corporation

By:
Brian J. Cree
Chief Financial Officer

Signature Page to Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan

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